UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2024 (May 31, 2024)

Nuveen Variable Rate Preferred & Income Fund

(Exact name of registrant as specified in its charter)

Massachusetts	811-23704	87-0915355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 West Wacker Drive Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 257-8787

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	NPFD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

Nuveen Variable Rate Preferred & Income Fund (NYSE: NPFD) (the “Fund”) convened its 2024 annual meeting of shareholders (the “Annual Meeting”) on May 15, 2024. At the Annual Meeting, holders of the Fund’s outstanding preferred shares of beneficial interest (“Preferred Shares”) elected Albin F. Moschner and Maragret L. Wolff to serve as Trustees of the Fund elected by the holders of Preferred Shares only, voting separately as a single class, for a term expiring at the 2025 annual meeting of shareholders of the Fund or until their successors have been duly elected and qualified. The Annual Meeting was adjourned to May 31, 2024 with respect to all other items of business to be voted on by Fund shareholders, including the election of Class III Trustees of the Fund.

On May 31, 2024, the Fund reconvened the Annual Meeting. A quorum of the Fund’s shareholders was not present in person or represented by proxy at the reconvened Annual Meeting. As a result, no Class III Trustees were elected at the Annual Meeting, and the current Class III Trustees will continue to serve as holdover Trustees until the Fund’s 2025 annual meeting of shareholders or until their successors have been duly elected and qualified. In addition, due to the lack of a quorum, no vote was taken with respect to the ratification of the Fund’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVEEN VARIABLE RATE & PREFERRED INCOME FUND

Date: June 7, 2024	By:	/s/ Mark L. Winget
	Name:	Mark L. Winget
	Title:	Vice President and Secretary